Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

OrthoPediatrics Corp.

(Exact Name of Registrant as Specified in its Charter)

Table I

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common stock, $0.00025 par value per share	457(o)	(1)	(1)	(1)	-	-
Fees to be Paid	Equity	Warrants	457(o)	(1)	(1)	(1)	-	-
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$24,960,000	0.0000927	$2,313.79
Total Offering Amounts						$24,960,000		$2,313.79
Total Fees Previously Paid								-
Total Fee Offsets(6)								-
Net Fee Due								$2,313.79

(1)	The registrant previously registered the offer and sale of certain securities, including its common stock, par value $0.00025 per share, and preferred stock and debt securities and warrants to purchase shares of common stock, having a proposed maximum aggregate offering price of $200,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-237177) (the “Prior Registration Statement”), which was initially filed on March 13, 2020 and declared effective by the Securities and Exchange Commission on March 27, 2020. As of the date hereof, a balance of $124,800,000 of such securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the registrant is hereby registering the offer and sale of an additional $24,960,000 of its shares of common stock, warrants to purchase shares of common stock and the shares of common stock issuable upon the exercise of such warrants. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement.